COOPERS                         Coopers & Lybrand L.L.P.
& LYBRAND                       a professional services firm


EXHIBIT 23


      CONSENT OF INDEPENDENT ACCOUTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 6, 1995, which include an explanatory paragraph stating that the Company discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No 71, "Accounting for the Effect of Certain Types of Regulation," effective August 1,1994 and changed its method of accounting for income taxes and postemployment benefits in 1993, on our audits of consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1994 and December 31, 1993, and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

/s/ Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 17, 1995